UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

US FEDERAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-2388100
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4705 Central Street Kansas City, MO	64112
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.        ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.        ☐

Securities Act registration statement file number to which this form relates: 333-166799

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference herein is the section entitled “Description of Stock” contained in the registrant’s registration statement of form S-11 (File No. 333-166799), as amended (the “Registration Statement”), originally filed with the Securities and Exchange Commission on May 13, 2010, including any form of the prospectus contained therein filed by the registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, also incorporated by reference herein is information relating to the registrant’s common stock, $0.001 par value per share, under the captions “Material Provisions of Maryland Law and of Our Charter and Bylaws” and “Shares Eligible for Future Sale” in the Registration Statement.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 17, 2010	US FEDERAL PROPERTIES TRUST, INC.

	By:	/s/ Richard Baier

	Name:	Richard Baier
	Title:	Chairman and Chief Executive Officer